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                                                                  EXHIBIT 10(d)




                            INDEMNIFICATION AGREEMENT


         This INDEMNIFICATION AGREEMENT, is entered into as of May 6, 1997 (the "Agreement"), by and among GST Acquisition Corp., a Delaware corporation ("GST"), and Greenwich Street Capital Partners, Inc., a Delaware corporation ("Greenwich"). Capitalized terms used herein and not defined in Section 1 or elsewhere in this Agreement have the respective meanings set forth in the Recapitalization Agreement referred to below.

         WHEREAS, Greenwich II LLC, a Delaware limited liability company ("G-II"), Telex Communications Group, Inc., a Delaware Corporation ("Holdings"), have entered into a Recapitalization Agreement and Plan of Merger, dated as of March 4, 1997 (the "Recapitalization Agreement"), providing for the recapitalization (the "Recapitalization") of the Holdings, to be effected in part through a merger of GST with and into Holdings (the "Merger"), subject to the terms and conditions set forth therein;

         WHEREAS, immediately following the Recapitalization, it is anticipated that Telex Communications, Inc., a Delaware corporation and a wholly-owned subsidiary of Holdings ("Telex"), will assume, among other things, the obligations of Holdings (as successor to GST following the Merger Recapitalization) under (i) the Indenture dated as of May 6, 1997 between GST and Manufacturers and Traders Trust Company (the "Trustee"), as trustee (the "Indenture") as supplemented by the First Supplemental Indenture, dated as of May 6, 1997, among Holdings, Telex and the Trustee, and (ii) the Senior Credit Facility (as defined in the Indenture), in consideration for Holdings (a) making funds available to Telex to allow Telex to complete the tender offer for certain existing notes of Telex and (b) making the Senior Credit Facility available to the Company from and after the date of the Recapitalization;

         WHEREAS, as of the date hereof, each of Greenwich and GST, has entered into a Fee Agreement dated as of May 6, 1997 (the "Fee Agreement"), and following the Recapitalization, each of Greenwich and Holdings intend to enter into a Consulting Agreement, dated as of May 6, 1997 (the "Consulting Agreement");

         WHEREAS, at the request of GST, Holding and Telex (such companies, together with any other direct or indirect subsidiaries of Holding or Telex, the "Company Group"), Greenwich has performed and will perform for the benefit of the Company Group, certain financial, management advisory and other services in connection with the transactions contemplated by the Recapitalization Agreement and the financing


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arrangements relating to such transactions, including but not limited to services performed and to be performed in consultation with the (i) Company Group officials, structuring and implementing a management organization designed to meet the requirements of the Company Group upon consummation of the Recapitalization, together with related compensation arrangements, (ii) preparation, negotiation, execution and delivery of the Recapitalization Agreement and other agreements, instruments and documents relating to the transactions contemplated by the Recapitalization Agreement, (iii) preparation, negotiation, execution and delivery of commitment, fee and engagement letters, credit agreements, guarantees, pledge agreements and other security agreements, offerings documents and other agreements, instruments and documents relating to the financings to be entered into by the Company Group at the closing, (iv) structuring, implementation and consummation of the foregoing transactions and
(v) retention of legal, accounting, environmental, insurance, employee benefits, financial and other advisors and consultants in connection with the foregoing (such services being referred to collectively as the "Services"), but not including services to be performed by Greenwich pursuant to the Consulting Agreement;

         WHEREAS, the Company Group or one or more of their Subsidiaries from time to time in the future may offer and sell or cause to be offered and sold equity or debt securities (such offerings being hereinafter referred to as the "Securities Offerings"), including (i) offerings of shares of capital stock of the Company Group, and/or options to purchase such shares, to employees, directors, managers and consul tants of and to Acquisition or any Subsidiary (each, a "Management Offering"), and (ii) one or more offerings of debt securities for the purpose of providing funds for the Recapitalization or for refinancing any indebtedness of any of the Company Group or for other corporate purposes;

         WHEREAS, the parties hereto recognize the possibility that claims might be made against and liabilities incurred by Greenwich or Related Persons (as defined herein) or affiliates, under applicable securities laws or otherwise, in connection with the Securities Offerings, or relating to other actions or omissions of or by any of the Company Group, or relating to the provision by Greenwich of management consulting, monitoring and financial advisory services to any of the Company Group, and the parties hereto accordingly wish to provide for Greenwich and Related Persons and affiliates to be indemnified in respect of such claims and liabilities as herein provided;

         WHEREAS, the parties hereto recognize that claims might be made against and liabilities incurred by directors and officers of members of the Company Group in connection with their acting in such capacity, and accordingly wish to provide for such directors and officers to be indemnified to the fullest extent permitted by law in respect of any such claims and liabilities; and


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         NOW, THEREFORE, in consideration of the foregoing premises and the mutual agreements covenants and provisions herein set forth, the parties hereto hereby agree as follows:

         1. Definitions. (a) Whenever used in this Agreement, the following terms shall have the respective meanings given to them below or in the other Sections indicated below:

         Claim: with respect to any Indemnitee, any claim against such Indemnitee involving any Obligation with respect to which such Indemnitee may be entitled to be defended and indemnified by the Company Group under this Agreement.

         Commission: the United States Securities and Exchange Commission.

         Indemnitee: each of Greenwich, Greenwich Street Capital Partners, L.P., Greenwich Street Capital Partners Offshore Fund Limited, TRV Employees Fund, L.P., The Travelers Insurance Company and The Travelers Life and Annuity Company, G-II, their affiliates (within the meaning of the Securities Act), their respective successors and assigns, and their respective directors, officers, partners, employees, agents, advisors, representatives and controlling persons (within the meaning of the Securities Act), and each other person who is or becomes a director or an officer of the Company Group or any Subsidiary.

         Obligations: collectively, any and all claims, obligations, liabilities, causes of action, actions, suits, proceedings, investigations, judgments, assessments, decrees, losses, damages, reasonable fees, costs and expenses (including interest, penalties and reasonable fees and disbursements of attorneys, accountants, investment bankers and other professional advisors), in each case whether incurred, arising or existing with respect to third parties or otherwise at any time or from time to time; provided that the term "Obligations" shall not include losses, damages and related costs and expenses incurred (i) by any Indemnitee, in its capacity as a shareholder of GST, upon its disposition of Common Stock or otherwise resulting solely from and limited to any diminution in value of Common Stock held by such Indemnitee or (ii) by GST and as a result of any indemnity payment required to be made by GST pursuant to the Recapitalization Agreement.

         Related Document: any agreement, certificate, instrument or other document to which the Company Group or any Subsidiaries may be a party or by which they or any of their properties or assets may be bound or affected from time to time relating in any way to the Recapitalization or the Merger or any


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     Securities Offering or any of the other transactions contemplated thereby, including, in each case, as the same may be amended, modified, waived or supplemented from time to time, (i) any registration statement filed by or on behalf of the Company Group or any Subsidiary with the Commission in connec tion with any Securities Offering, including all exhibits, financial statements and schedules appended thereto, and any submissions to the Commission in connec tion therewith, (ii) any prospectus, preliminary or otherwise, included in such registration statements or otherwise filed by or on behalf of the Company Group or any Subsidiary in connection with any Securities Offering or used to offer or confirm sales of their respective securities in any Securities Offering,
     (iii) any private placement or offering memorandum or circular, or other information or materials distributed by or on behalf of the Company Group, any Subsidiary or any placement agent or underwriter in connection with any Securities Offering, (iv) any federal, state or foreign securities law or other governmental or regulatory filings or applications made in connection with any Securities Offer ing, the Recapitalization or the Merger or any of the transactions contemplated thereby, (v) any dealer-manager, underwriting, subscription, purchase, stockholders, option or registration rights agreement or plan entered into or adopted by the Company Group or any Subsidiary in connection with any Securities Offering or (iv) any quarterly, annual or current reports or financial statements filed by the Company Group or any Subsidiary with the Commission or any other governmental authority.

         Subsidiary: (i) each corporation or other person or entity in which the Company Group own or control, directly or indirectly, capital stock or other equity interests representing at least 50% of the outstanding voting stock or other equity interests, and (ii) any other affiliate of the Company Group.

         Transactions: (i) the Recapitalization (ii) the Merger, (iii) the Credit Agreement, dated as of May 6, 1997, among GST, the several lenders from time to time parties thereto, The Chase Manhattan Bank, as agent for the lenders and Morgan Stanley Senior Funding, Inc., as documentation agent, and (iv) the transaction contemplated thereby and related thereto.

         (b) The words "hereby", "herein", "hereof", "hereunder" and words of similar import refer to this Agreement as a whole and not merely to the specific Section, paragraph or clause in which such word appears. All references herein to Sections shall be deemed references to Sections of this Agreement unless the context shall otherwise require. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation." The definitions given for terms in this Section 1 and elsewhere in this Agreement shall apply equally to both the singular and plural forms of


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the terms defined. Whenever the context may require, any pronoun shall include the cor responding masculine, feminine and neuter forms. Except as otherwise expressly provided herein, all references to "dollars" or "$" shall be deemed references to the lawful money of the United States of America.

         2. Indemnification. (a) The Company Group (each, an "Indemnifying Party" and collectively, the "Indemnifying Parties"), jointly and severally, agree to indemnify, defend, hold harmless and reimburse each Indemnitee:

         (i) from and against any and all Obligations in any way resulting from, arising out of or in connection with, based upon or relating to (A) the performance by Greenwich of management consulting, monitoring, financial advisory or other services for the Company Group or any Subsidiary (whether performed prior to the date hereof, hereafter, pursuant to the Fee Agreement, the Consulting Agreement, or otherwise), except to the extent that any such Obligation of any Indemnitee is found in a final judgment by a court of competent jurisdiction to have resulted from the gross negligence or intentional misconduct of such Indemnitee or its directors, officers, partners, employees, agents, advisors, representatives or controlling persons (within the meaning of the Securities Act) and, in each case, acting in such capacity (with respect to any Indemnitee, its "Related Persons"), (B) the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any other applicable securities or other laws, in connection with any Securities Offering, any Related Document or any of the transactions contemplated thereby, in each case, except to the extent already indemnified for pursuant to Section 2(b), or (C) any other action or failure to act of the Company Group, any Subsidiary or any of their respective predecessors, whether such action or failure has occurred or is yet to occur; and

         (ii) to the fullest extent permitted by Delaware law, from and against any and all Obligations in any way resulting from, arising out of or in connection with, based upon or relating to (A) the fact that such Indemnitee is or was a director or an officer of the Company Group or any Subsidiary, as the case may be, or is or was serving at the request of such corporation as a director, officer, employee or agent of or advisor or consultant to another corporation, partnership, joint venture, trust or other enterprise or (B) any breach or alleged breach by such Indemnitee of his or her fiduciary duty as a director or an officer of the Company Group or any Subsidiary, as the case may be;

in each case including any and all fees, costs and expenses (including reasonable fees and disbursements of attorneys) incurred by or on behalf of any Indemnitee in asserting, exercising or enforcing any of its rights, powers, privileges or remedies in respect of this


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Agreement, the Fee Agreement or the Consulting Agreement (except to the extent previously paid to Greenwich pursuant to the terms thereof).

         (b) Without in any way limiting the foregoing Section 2(a), each of the Indemnifying Parties agrees, jointly and severally, to indemnify, defend and hold harmless each Indemnitee from and against any and all Obligations resulting from, arising out of or in connection with, based upon or relating to liabilities under the Securities Act, the Exchange Act, or any other applicable securities or other laws, rules or regulations in connection with (i) the inaccuracy or breach of or default under any representation, warranty, covenant or agreement in any Related Document, (ii) any untrue statement or alleged untrue statement of a material fact contained in any Related Document or (iii) any omission or alleged omission to state in any Related Document a material fact required to be stated therein or necessary to make the statements therein not misleading. Notwithstanding the foregoing, none of the Indemnifying Parties shall be obligated to indemnify such Indemnitee from and against any such Obligation to the extent that such Obligation arises out of or is based upon an untrue statement or omission made in such Related Document in reliance upon and in conformity with written information furnished to the Company Group in an instrument duly executed by such Indemnitee and specifically stating that it is for use in the preparation of such Related Document.

         3. Contribution. (a) Except to the extent that Section 3(b) is applicable, if for any reason the indemnity provided for in Section 2(a) is unavailable or is insuffi cient to hold harmless any Indemnitee from any of the Obligations covered by such indemnity, then each of the Indemnifying Parties, jointly and severally, shall contribute to the amount paid or payable by such Indemnitee as a result of such Obligation in such proportion as is appropriate to reflect (i) the relative fault of each of the Company Group and the Subsidiaries, on the one hand, and such Indemnitee, on the other, in connection with the state of facts giving rise to such Obligation, (ii) if such Obligation results from, arises out of, is based upon or relates to any Securities Offering, the relative benefits received by each of the Company Group and the Subsidiaries, on the one hand, and such Indemnitee, on the other, from such Securities Offering and (iii) if required by applicable law, any other relevant equitable considerations.

         (b) If for any reason the indemnity specifically provided for in
Section 2(b) is unavailable or is insufficient to hold harmless any Indemnitee from any of the Ob ligations covered by such indemnity, and the indemnification of such Obligations under Section 2(a)(i) is similarly unavailable or insufficient, then the Indemnifying Parties, jointly and severally, shall contribute to the amount paid or payable by such Indemnitee as a result of such Obligation in such proportion as is appropriate to reflect (i) the relative fault of each of the Company Group and the Subsidiaries, on the one hand, and such Indemnitee, on the other, in connection with the information contained in or omitted from


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any Related Document, which inclusion or omission resulted in the inaccuracy or breach of or default under any representation, warranty, covenant or agreement therein, or which information is or is alleged to be untrue, required to be stated therein or necessary to make the statements therein not misleading, (ii) the relative benefits received by the Company Group and the Subsidiaries, on the one hand, and such Indem nitee, on the other, from such Securities Offering and
(iii) if required by applicable law, any other relevant equitable considerations.

         (c) For purposes of Section 3(a), the relative fault of each of the Company Group and the Subsidiaries, on the one hand, and of the Indemnitee, on the other, shall be determined by reference to, among other things, their respective relative intent, knowledge, access to information and opportunity to correct the state of facts giving rise to such Obligation. For purposes of
Section 3(b), the relative fault of each of the Company Group and the Subsidiaries, on the one hand, and of the Indemnitee, on the other, shall be determined by reference to, among other things, (i) whether the included or omitted information relates to information supplied by the Company Group and the Subsidiaries, on the one hand, or by such Indemnitee, on the other, and (ii) their respec tive relative intent, knowledge, access to information and opportunity to correct such inaccuracy, breach, default, untrue or alleged untrue statement, or omission or alleged omission. For purposes of Section 3(a) or 3(b), the relative benefits received by each of the Company Group and the Subsidiaries, on the one hand, and the Indemnitee, on the other, shall be determined by weighing the direct monetary proceeds to the Company Group and the Subsidiaries, on the one hand, and such Indemnitee, on the other, from such Securities Offering.

         (d) The parties hereto acknowledge and agree that it would not be just and equitable if contributions pursuant to Section 3(a) or 3(b) were determined by pro-rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in such respective Section. The Indemnifying Parties shall not be liable under Section 3(a) or 3(b), as applicable, for contribution to the amount paid or payable by any Indemnitee except to the extent and under such circumstances any Indemnifying Party would have been liable to indemnify, defend and hold harmless such Indemnitee under the corresponding Section 2(a) or 2(b), as applicable, if such indemnity were enforceable under applicable law. No Indemnitee shall be entitled to contribution from any Indemnifying Party with respect to any Obliga tion covered by the indemnity specifically provided for in Section 2(b) in the event that such Indemnitee is finally determined to be guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) in connection with such Obligation and the Indemnifying Parties are not guilty of such fraudulent misrepresentation.


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         4. Indemnification Procedures. (a) Whenever any Indemnitee shall have actual knowledge of the reasonable likelihood of the assertion of a Claim, such Indemnitee or, if requested, by any other Indemnitee on behalf of such Indemnitee (in such capacity the "Indemnitee Representative"), shall notify any Indemnifying Party in writing of the Claim (the "Notice of Claim") with reasonable promptness after such Indemnitee has such knowledge relating to such Claim and, in the case of the Indemnitee Representative, has notified Greenwich thereof. The Notice of Claim shall specify all material facts known to the Indemnitee Representative (or, if given by such Indemnitee, such Indemnitee) that may give rise to such Claim and the monetary amount or an esti mate of the monetary amount of the Obligation involved if the Indemnitee Representative (or, if given by such Indemnitee, such Indemnitee) has knowledge of such amount or a reasonable basis for making such an estimate. The failure of the Indemnitee or the Indemnitee Representative, as applicable, to give such Notice of Claim shall not relieve any Indemnifying Party of its indemnification obligations under this Agreement except to the extent that such omission results in a failure of actual notice to it and it is materially injured as a result of the failure to give such Notice of Claim. The Indemnifying Parties shall, at their expense, undertake the defense of such Claim with attorneys of their own choosing satisfactory in all respects to the Indemnitee or the Indemnitee Representative, as applicable. In the event the Indemnitee or the Indemnitee Representative reasonably concludes that the Claim or the circumstances giving rise thereto may present a conflict of interest between one or more of the Indemnifying Parties and one or more Indemnitee, such Indemnitee or the Indemnitee Representative may participate in such defense with counsel of its choosing at the expense of the Indemnifying Parties. In the event that none of the Indemnifying Parties undertakes the defense of the Claim within a reasonable time after the Indemnitee or the Indemnitee Representative, as applicable, has given the Notice of Claim, the Indemnitee or the Indemnitee Representative, as applicable, may, at the expense of the Indemnifying Parties and after giving notice to any Indemnifying Party of such action, undertake the defense of the Claim and compromise or settle the Claim, all for the account of and at the risk of the Indemnifying Parties. In the defense of any Claim, the Indemnifying Parties shall not, except with the consent of the Indemnitee or the Indemnitee Representative, as applicable, consent to entry of any judgment or enter into any settlement that includes any injunctive or other non-monetary relief, or that does not include as an unconditional term thereof the giving by the person or persons asserting such Claim to such Indemnitee of a release from all liability with respect to such Claim. In each case, the Indemnitee Representative and each Indemnitee seeking indemnification hereunder will cooperate with the Indemnifying Parties, so long as the Indemnifying Parties are conducting the defense of the Claim, in the preparation for and the prosecution of the defense of such Claim, including making available evidence within the control of the Indemnitee Representative or such Indemnitee, as the case may be, and persons needed as witnesses who are employed by Greenwich or such Indemnitee, as the case may be, in each case as reasonably needed for such defense and at actual cost (exclusive of


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overhead charges), which cost, to the extent reasonably incurred, shall be paid by the Indemnifying Parties.

         (b) The Indemnifying Parties hereby agree to advance costs and expenses, including reasonable attorney's fees, incurred by any Indemnitee or the Indemnitee Representative in defending any Claim in advance of the final disposition of such Claim upon receipt of an undertaking by or on behalf of such Indemnitee or the Indemnitee Representative to repay amounts so advanced if it shall ultimately be determined that the relevant Indemnitee is not entitled to be indemnified by any Indemnifying Party as authorized by this Agreement.

         (c) Any Indemnitee seeking indemnification under this Agreement shall notify the Indemnifying Parties in writing of the amount of any Claim actually paid by such Indemnitee (the "Notice of Payment"). The amount of any Claim actually paid by such Indemnitee shall bear simple interest at the rate equal to The Chase Manhattan Bank's prime rate as of the date of such payment plus 2% per annum, from the date any Indemnifying Party receives the Notice of Payment to the date on which any Indemnifying Party shall repay the amount of such Claim plus interest thereon to such Indemnitee.

         5. Certain Covenants; Other Indemnities. The rights of each Indemnitee to be indemnified under any other agreement, document, certificate or instrument or applicable law are independent of and in addition to any rights of such Indemnitee to be indemnified under this Agreement, provided that nothing contained herein shall provide any Indemnitee a right to recover from any Indemnifying Party in the aggregate any amount in excess of its Obligations. The rights of each Indemnitee and the obligations of the Company Group hereunder shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnitee. The Company Group shall maintain the State of Delaware as their state of incorporation and shall implement and maintain in full force and effect any and all corporate charter and by-law provisions that may be necessary or appropriate to enable them to carry out their obligations hereunder to the fullest extent permitted by Delaware corporate law, including a provision of their respective certificates of incorporation eliminating liability of a director for breach of fiduciary duty to the fullest extent permitted by Section 102(b)(7) (or any successor section thereto) of the General Corporation Law of the State of Delaware, as it may be amended from time to time.


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         6. Notices. Notices, requests, demands, waivers and other
communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered personally, (b) mailed, certified or registered mail with postage prepaid, (c) sent by next day or overnight mail or delivery or (d) sent by telecopy or telegram, as follows:

        (i)      If to the Company Group, to:

                 Telex Communications Group, In
                 9600 Aldrich Avenue South
                 Minneapolis, Minnesota  55420
                 Attn.: John A. Palleschi, Esq.

or to such other person or address as the Company Group shall furnish to Greenwich in writing.

        (ii)     If to Greenwich, to:

                 Greenwich Street Capital Partners, Inc.
                 388 Greenwich Street, 36th Floor
                 New York, New York  10013
                 Attention:  Nicholas E. Somers

                 with a copy to:

                 Andrew L. Sommer, Esq.
                 Debevoise & Plimpton
                 875 Third Avenue
                 New York, New York  10022

or to such other person or address as Greenwich shall furnish to the Company Group in writing.

         All such notices, requests, demands, waivers and other communications shall be deemed to have been received (w) if by personal delivery, on the day after such delivery, (x) if by certified or registered mail, on the fifth business day after the mailing thereof, (y) if by next-day or overnight mail delivery, on the day delivered or (z) if by telecopy or telegram, on the day on which such telecopy or telegram was sent, provided that a copy is also sent by certified or registered mail.


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         7. Governing Law. This Agreement shall be governed in all respects, including validity, interpretation and effect, by the law of the State of New York, regard less of the law that might be applied under principles of conflicts of laws, except to the extent that the corporate law of the State of Delaware specifically and mandatorily applies, in which case such law shall apply.

         8. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby.

         9. Miscellaneous. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. This Agreement shall be binding upon and inure to the benefit of each party hereto, its successors and permitted assigns, and each other Indemnitee. By operation of merger, this Agreement shall be binding upon and inure to the benefit of the surviving entity of the merger. This Agreement is not intended to confer any right or remedy hereunder upon any person other than each of the parties hereto, their respective successors and permitted assigns and each other Indemnitee. No amendment, modification, supplement or discharge of this Agreement, and no waiver hereunder shall be valid and binding unless set forth in writing and duly executed by the party or other Indemnitee against whom enforcement of the amendment, modification, supplement or discharge is sought and acknowledged by the other party. Neither the waiver by any of the parties hereto or any other Indemnitee of a breach of or a default under any of the provisions of this Agreement, nor the failure by any party hereto or any other Indemnitee on one or more occasions, to enforce any of the provisions of this Agreement or to ex ercise any rights, powers or privileges hereunder, shall be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any provisions hereof, or any rights, powers or privileges hereunder. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party or other Indemnitee may otherwise have at law or in equity or otherwise. This Agreement may be executed in several counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.


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         IN WITNESS WHEREOF, the parties hereto have duly executed this
Agreement by their authorized representatives as of the date first above written.


                              GST ACQUISITION CORP.

                              By:____________________________________
                               Name:  Christine K. Vanden Beukel
                               Title: Vice President and Secretary


                              GREENWICH STREET CAPITAL PARTNERS, INC.


                              By:____________________________________
                               Name:  Nicholas E. Somers
                               Title: Vice President and Treasurer


                                      S-1